UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

December 28, 2009
Date of Report (date of Earliest Event Reported)

ROSCA, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-144287	20-8552192
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1286 University Ave. #708
San Diego, CA 92103
(Address of principal executive offices and zip code)

775-352-4149
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On December 28, 2009, Christian Mancillas, the sole executive officer and a member of the Board of Directors of Rosca, Inc. (the “Company”), resigned from such positions, effective immediately.

On December 28, 2009, the Company filled the vacancy on its Board of Directors by electing Mr. Chris Harano as a member of the Board.

Mr. Harano is a co-founder and currently the CEO of Solmar Technologies, an early stage company pursuing alternative energy markets.  For the previous 10 years, he was CFO of Day Software (SWX: DAYN), a leading provider of global content management software and java content repository technology. Harano lead early stage funding efforts and took the company public in April 2000. Prior to that Harano was a Director at Price Waterhouse in the Financial Advisory Services unit where he focused on business turnarounds.  Harano has a CPA, studied undergraduate economics at UCLA, and obtained an MS degree from the

Sloan School of Business at MIT.

The Company agreed to issue 150,000 restricted shares of its common stock to Mr. Harano as compensation for his agreement to serve on the Company’s Board.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSCA, INC.

Date: December 28, 2009                                                      By:     /s/ BRIAN WEISS
Name: BRIAN WEISS
Title:   DIRECTOR